Exhibit 99.1
FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces $170 Million in Asset Monetizations and $300 Million Issuance of Secured Second Lien Notes
Cash proceeds enhance liquidity and advance deleveraging initiatives
Fall 2020 credit facility redetermination completed with borrowing base and elected commitments set at $1.6 billion pro forma for the transactions
HOUSTON, October 1, 2020 /PRNewswire/ — Callon Petroleum Company (“Callon” or the “Company”) (NYSE: CPE) today announced additional initiatives to enhance liquidity, consistent with the Company’s commitment to proactively addressing its capital structure. The transactions announced today immediately strengthen Callon’s balance sheet and enhance near-term liquidity, well ahead of debt maturities and with the support of key financial stakeholders.
The Company has entered into an overriding royalty interest (“ORRI”) transaction with a private investment vehicle managed by Kimmeridge Energy (“Kimmeridge”), an energy-focused private equity firm, that generated gross cash proceeds of $140 million dollars. Callon has also issued $300 million of principal value second lien secured notes (“2nd Lien Notes”) to Kimmeridge. The proceeds of the Kimmeridge transactions will be used to reduce borrowings on the Company’s credit facility by nearly a third to approximately $1 billion. Separately, Callon recently entered into a definitive agreement to sell substantially all of its non-operated assets for gross cash proceeds of $30 million.
The Company has completed the fall borrowing base redetermination for its senior secured credit facility resulting in a reaffirmation of Callon’s borrowing base at $1.7 billion. The borrowing base and elected commitment were subsequently reduced to $1.6 billion in consideration of the ORRI sale and total 2nd Lien Notes capacity.
President and CEO Joe Gatto commented, “These transactions represent an important step forward in delivering on our stated goals to improve Callon’s liquidity position. Absolute debt reduction is also accelerated, complementing our free cash flow generation that has been bolstered by the significant synergies realized from the Carrizo acquisition. Importantly, the asset monetizations are accretive to our 2021 leverage metrics given a blended transaction multiple of approximately 6.5 times projected operating cash flow at current strip pricing. We will continue to pursue initiatives that improve our financial position and are encouraged by the expanding spectrum of actionable alternatives that have emerged as we execute on our strategic plan as a scaled operator in premier operating areas.”
Highlights of the combined transactions:
•Total gross cash proceeds of approximately $465 million after original issue discount
•Estimated pro forma liquidity of $600 million after transaction expenses, with the next regularly scheduled borrowing base redetermination in spring 2021
•Flexibility to issue up to a total of $700 million of 2nd Lien Notes under the indenture, including, $300 million notes issued to Kimmeridge, $300 million reserved for potential exchanges of unsecured notes and up to an additional $100 million that may be issued to Kimmeridge under certain conditions and at its election

•Significant financial position improvements from the monetization of approximately 3.5% of current daily production with a resulting average net revenue interest (8/8ths basis) of over 74% for both our existing producing wells, as well as our undeveloped location inventory
2nd Lien Notes overview:
•Private placement of $300 million in principal due 2025, issued at 98% of par and callable beginning in two years from the issuance date
•Cash coupon of 9.00%, payable semi-annually
•Concurrent issuance of approximately 7.27 million warrants at a strike price equal to the 20-day volume weighted average stock price prior to the closing date to be settled on a net share basis above the strike price if exercised (i.e., no additional common shares issued unless warrants exercised above the strike price with the number of shares issued calculated according to the warrant agreement)
•No maintenance-based financial covenants
ORRI overview:
•$140 million of gross cash proceeds received at closing
•2.0% (on an 8/8ths basis) overriding royalty interest, proportionately reduced to Callon’s net revenue interest, in substantially all Callon-operated oil and gas leaseholds with an effective date of October 1, 2020
•ORRI burdened by ad valorem and severance taxes and post-production costs, including gathering, handling, processing, separating, treating, compression, dehydrating, transportation, and marketing costs
Non-operated working interest overview:
•Estimated $30 million of gross cash proceeds receivable upon an anticipated closing date in early November
•Current daily production of approximately 1,600 barrels of oil equivalent (55% oil)
Advisors
Jefferies LLC acted as financial advisor to Callon for the issuance of the 2nd Lien Notes and for the ORRI transaction. RBC Capital Markets acted as lead financial advisor for the ORRI transaction. Kirkland & Ellis LLP acted as legal advisor to Callon for the issuance of the 2nd Lien Notes and for the ORRI transaction. TenOaks Energy Advisors acted as sell-side advisor for the non-operated working interest sale.

Barclays acted as exclusive financial advisor and Sidley Austin LLP acted as legal advisor to Kimmeridge.

Callon Petroleum Company
Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration, and development of high-quality assets in the leading oil plays of West and South Texas.
Kimmeridge
Founded in 2012, Kimmeridge is a private equity firm based in New York and Denver focused purely on the development of low-cost unconventional oil and gas assets in the US upstream energy sector. The firm is differentiated by its direct investment approach, deep technical knowledge, active portfolio management and proprietary research and data gathering.
Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include future levels of drilling activity and associated production and cash flow expectations; the Company’s production guidance and capital expenditure forecast; anticipated returns and financial position; and the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “may,” “will,” “forecast,” “outlook,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, as of this date, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date of which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil, natural gas and natural gas liquids (“NGLs”) prices or a prolonged period of low oil, natural gas or NGLs prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries, such as Saudi Arabia and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, general economic conditions, including the availability of credit and access to existing lines of credit, the effects of excess supply of oil and natural gas resulting from reduced demand caused by the COVID-19 pandemic and the actions of certain oil and natural gas producing countries, our ability to drill and complete wells, operational, regulatory and environment risks, cost and availability of equipment and labor, our ability to finance our activities, the ultimate timing, outcome and results of integrating the operations of Carrizo and Callon and the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all, and other risks more fully discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

Contact:
Mark Brewer
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
(281) 589-5200